Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Colonial Financial Services, Inc.
Vineland, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2011, relating to the consolidated financial statements of Colonial Financial Services, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ ParenteBeard LLC

ParenteBeard LLC
Malvern, Pennsylvania
October 19, 2011